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                                                                      Exhibit 21


                            ITEM 14. (A)(3) EXHIBITS

         Subsidiaries of the Registrant

            Affordable Dealer Services, Inc.
            Carnet, Inc.
            FC Holding Corporation
            Southeast Dealer Acceptance, Inc.